Exhibit 10.11

RELEASE AND CANCELLATION OF INDEBTEDNESS

This RELEASE AND CANCELLATION OF INDEBTEDNESS (this “Release”) is effective as of October 12, 2021 (the “Effective Date”), by and between Belpointe PREP, LLC, a Delaware limited liability company (the “Company”) and BREIT Merger, LLC, a Delaware limited liability Company (“BREIT Merger”) and wholly owned subsidiary of the Company. Each of the Company and BREIT Merger may hereinafter be referred to as a “Party” and together as the “Parties.”

WHEREAS, on October 28, 2020, the Company entered into a secured loan transaction with Belpointe REIT, Inc., a Maryland corporation (“Belpointe REIT”), pursuant to which the Company borrowed $35,000,000 from Belpointe REIT evidenced by a secured promissory note (the “First Secured Note”) bearing interest at a rate of 0.14% and secured by all of the Company’s assets;

WHEREAS, on February 16, 2021, the Company entered into a second loan transaction with Belpointe REIT whereby Belpointe REIT advanced the Company an additional $24,000,000 evidenced by a second secured promissory note (the “Second Secured Note”) on the same terms as the First Secured Note;

WHEREAS, on May 28, 2021, the Company entered into a third loan transaction with Belpointe REIT whereby Belpointe REIT advanced the Company an additional $15,000,000 evidenced by a secured promissory note (the “Third Secured Note” and, together with the First Secured Note and Second Secured Note, the “Secured Notes”) on the same terms as the First Secured Note and Second Secured Note;

WHEREAS, on April 21, 2021, the Company, BREIT Merger and Belpointe REIT entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company, through BREIT Merger, acquired the entire equity interest in Belpointe REIT, as of the Effective Date;

WHEREAS, the Company and BREIT Merger now wish to terminate the Secured Notes and cancel the any remaining principal and interest due under the terms thereof, upon the terms and subject to the conditions set forth in this Release; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. Termination of the Secured Notes. The Parties hereby agree that the Secured Notes shall terminate in all respects as of the Effective Date and shall no longer be outstanding.

2. Release and Cancellation of Indebtedness. BREIT Merger hereby: (a) releases and forever discharges the Company from all of its obligations under the Secured Notes including, without limitation, the obligation to repay the principal and any accrued interest thereon, and (b) agrees to stamp the Secured Notes “CANCELLED” and promptly return them to the Company.

3. Release of Collateral. The Parties acknowledge that upon the Effective Date, all Collateral (as defined in the Secured Notes) shall be released and all security interests or liens granted pursuant to the Secured Notes shall terminate.

4. Release of Liability. Effective as of the Effective Date, BREIT Merger hereby (a) irrevocably and unconditionally releases and forever discharges the Company, the Company’s direct and indirect subsidiaries and affiliates, and their respective officers, directors, managers, members, agents, attorneys, representatives, successors and assigns (collectively, the “Releasees”), from any and all obligations owed by, related to or arising out of the Secured Notes (“Released Claims”) and (b) covenant not to sue any of the Releasees on account of any Released Claims.

5. Entire Agreement. This Release represents the final agreement between the Parties with respect to its subject matter and may not be contradicted by evidence of prior or contemporaneous oral agreements among the parties. There are no oral agreements between the Parties with respect to the subject matter of this Agreement.

6. Amendments and Waivers. This Release may be amended, modified or waived only in a writing signed by both Parties.

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7. Successors and Assigns. This Release shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

8. Governing Law and Jurisdiction. This Release shall be governed by and construed according to the internal laws (and not the choice of laws) of the State of Delaware.

9. Severability. In the event any one or more of the provisions of this Release shall for any reason be held invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event any one or more of the provisions of this Release operate or would prospectively operate to invalidate this Release, then, and in either of such events, such provision or provisions only shall be deemed null and void to the minimum extent necessary, and shall not affect any other provision of this Release and the remaining provisions of this Release shall remain operative and in full force and effect.

10. Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS RELEASE, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS RELEASE OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR IN WRITING) OR ACTIONS OF EITHER PARTY.

11. Counterparts. This Release may be executed in any number of counterparts, including by e-mail with .pdf attachments, each of which shall be original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Intentionally left blank.

Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Release to be signed by their respective officers thereunto duly authorized as of the date first written above.

Belpointe prep, llc
By: Belpointe PREP Manager, LLC, its manager

By:	/s/ Brandon E. Lacoff
Brandon E. Lacoff
Manager

BREIT Merger, LLC
By: Belpointe PREP Manager, LLC, its manager

By:	/s/ Brandon E. Lacoff
Brandon E. Lacoff
Chief Executive Officer

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